Exhibit 10.130

SUPPLY AGREEMENT
between
SOUTHWALL TECHNOLOGIES INC.
3975 E. Bayshore Road
Palo Alto, California 94303 USA
SAINT GOBAIN SEKURIT FRANCE
Bureau Central
B.P. 15, Rue Joffre
F-60150 THOUROTTE, France

1. Agreement.

It is agreed that Saint Gobain Sekurit France (“SGSF”) commits to place a firm, two (2) year, irrevocable purchase order for XIR® 70 and 75 film (“Film”) as detailed in Section 6, below. Additionally, it is agreed that Southwall Technologies Inc. (“Southwall”) commits to supply the volume of Film, including the Optional amounts, as detailed in Section 6 below. The purchase of Film under this Agreement is for the needs of SGSF and Saint Gobain Sekurit (“SGS”) worldwide. This Agreement to sell Film is for vehicular application only (not architectural applications), and SGSF agrees that such Film will be used for no other purpose. Film purchased under this Agreement will be incorporated by SGSF (or an SGSF subsidiarySGS worldwide), into vehicular glass and will otherwise not be resold to third parties who are not subsidiaries affiliated to of SGSF. This agreement supercedes the previous Agreement signed December 18, 2001 by and between Southwall and SGSF.

2. Term of the Supply Agreement.

The term of the Supply Agreement shall be for a period of two (2) years, from January 1, 2004 to December 31, 2005, and may be renewed, if at all, only on such terms and conditions as the parties may then agree for each subsequent year.

3. Best Customer/Supplier.

Based on committed purchase volumes from SGSF, Southwall confirms SGSF has received best pricing terms for theFilm and enjoys “best customer” status during the term of this Agreement. SGSF agrees to give Southwall “best supplier” status by giving Southwall the option to supply additional Film beyond the volumes described in this Agreement at the prices agreed to in Appendix A

4. Volume of Film Purchases.

By means of an irrevocable two (2) year purchase order, SGSF commits to xxxxx (xxxxx) square meters (xxxxx million square feet) of Film intended for delivery in the period January 1, 2004 to December 31, 2005 (with a plus/minus tolerance of five percent [5%]). SGSF’s commitment is contingent upon full web (1.83 meters or 2.00 meters) purchase.

5. Film Price/Terms/ Warranties and Liabilities.	Refer to the attached Price Schedule and Terms, Warranties, and Liabilities attached in Appendix A.

Southwall has requested confidential treatment for the redacted portions of this agreement. Those portions have been filed separately with the Securities and Exchange Commission.

6. Orders/Forecasts.	Volume of Film (square meters)
FILM ORDERS- XIR® 70 & 75 Film (m2)
2004 / 2005 Total
Committed Quantity xxxxxx* xxxxxx*
Committed + 5% Tolerance xxxxxx xxxxxx
Option 1 in 2005 xxxxxx** xxxxxx**
Option 2 in 2005 xxxxxx** xxxxxx**
Option 3 in 2005 xxxxxx** xxxxxx**

*A plus/minus tolerance of five percent (5%) is acceptable only on the Committed Quantity.
**Options can only be exercised if + 5% tolerance has been requested.

By the 25th day of each month, SGSF will supply Southwall with a takedown schedule for the following three months, confirming for each Film Type the volumes and widths. For the first month of the three months, the volumes and widths are binding for each of the Film Types. For the subsequent two months covered by each such takedown schedule, only the monthly total for all Film Types together will be binding. Volumes and widths for each Film Type can be changed for the period beyond the first month covered by each such takedown schedule upon at least 5 weeks prior written notice for XIR-75 and 7 weeks prior written notice for XIR-70.

SGSF commits to purchase a total of xxxxx square meters in Q1/2004. For the rest of 2004 (except the month of August) a minimum volume of xxxxx square meters is committed per month. In 2005 SGSF commits a minimum volume of xxxxx square meters for each month (except the month of August). Notwithstanding the foregoing minimums SGSF is obligated to purchase xxxx square meters during the term of this Agreement.

Southwall commits to supply up to 150,000 square meters per month in 2004 and up to xxxx square meters per month in 2005. By December 31, 2004, Southwall will review the monthly commitment and will indicate to SGSF whether that the commitment for 2005 can be increased beyond xxxx square meters per month during 2005.

Southwall has requested confidential treatment for the redacted portions of this agreement. Those portions have been filed separately with the Securities and Exchange Commission.

By December 31, 2004, SGSF will exercise one of the three options above or all three options for 2005 shall automatically be cancelled. Southwall shall then be committed to supply and sell such volume and type of Film when so ordered by SGSF as part of its two (2) year purchase order. SGSF acknowledges the commercial necessity to advise Southwall of the initial takedown schedule and significant forecast demand increases or decreases, and/or significant changes in the product mix at the earliest opportunity and confirm that it will spread out takedown volumes as evenly as possible over each year to avoid capacity problems for Southwall. In turn, Southwall needs to confirm any changes of the initial takedown schedule and acknowledges the commercial necessity for SGSF to receive even volumes and confirms it will ship takedown volumes as evenly as possible, during each month to avoid production problems for SGSF.

If at the end of any month during the term of this Agreement more than one week of delay occurs with respect to any Film ordered by SGSF, SGSF will apply penalties to Southwall for late delivery. These penalties are structured as follows:

1. End of a month with undelivered quantities per SGSF Purchase Order as received and accepted by Southwall - no penalties.
2. Southwall has 1 week to have undelivered quantities delivered per Payment Terms (Appendix A) for shipments from the U.S. and/or from SEG.

3. At end of week two any remaining undelivered quantities from the prior month shall have a 2.5% penalty on the price of such undelivered Film applied to SGSF’s account in the form of a customer credit.

4. At end of week three any remaining undelivered quantities from the prior month have a 4% on the price of such undelivered Film penalty applied to SGSF’s account in the form of a customer credit.
5. At end of week four any remaining undelivered quantities from the prior month have a 5% on the price of such undelivered Film penalty applied to SGSF’s account in the form of a customer credit.
6. The cumulative total late penalty for late shipments from the prior month will not exceed 11.5% on the price of such undelivered Film.
7. Product Specifications.

The Film to be supplied under this Agreement shall correspond to the last valid Specifications (Ref C.DQ.CA.434, Issue 06, Rev. Date 04/2003 and Ref C.DQ.CA.435, Issue 02, Rev. Date 04/2003) agreed and signed by both parties, or as may be amended from time to time by agreement of the Parties in writing so as thereafter to be in effect.

8. Assignablilty.

This Agreement or any part hereof may not be assigned by either Party without the prior consent of the other party; provided, however, that either party may assign this Agreement to any entity which acquires substantially all of its assets or business, The rights and obligations of the parties pursuant to the present agreement will be automatically transferred and binding upon their respective successors and assignees provided that the assignor assumes all obligations hereunder.

Southwall has requested confidential treatment for the redacted portions of this agreement. Those portions have been filed separately with the Securities and Exchange Commission.

9. Term and Termination.

The term of this Agreement shall be for two (2) years, renewable thereafter upon mutual consent. Either Party may terminate this Agreement for a material breach by the other party which is not cured within ninety (90) days (thirty (30) days for failure to pay) of notice thereof. The rights of termination hereunder are absolute. Neither party shall incur any liability or compensation obligation whatsoever for any damages (including, without limitation, damage or loss of goodwill or investment or other incidental, consequential, special or indirect damages), loss or expenses of any kind, suffered or incurred by the other (or for any compensation to the other) arising from, or incident to, any termination of this Agreement by such party that complies with the terms of the Agreement, whether such party is aware of any such damage, loss or expense.

10. Force Majeure.

Notwithstanding anything else to the contrary, if the performance of this Agreement is prevented, restricted or interfered with by reason of any cause or circumstance whatsoever beyond the reasonable control of the parties hereto, the party so affected, upon giving notice to the other, shall be excused hereunder to the extent of such prevention, restriction or interference, provided that the party so affected shall continue performance hereunder insofar as applicable whenever such causes or circumstances are removed. Matters beyond reasonable control of the parties shall include:

1. Fire, explosion, strike, lock-out, labor dispute, casualty or accident, lack or failure in all transportation facilities, epidemic, cyclone, flood, drought, lack or failure of sources of supply of labor, raw materials, power or supplies; or,

2. War, revolution, civil commotions, acts of public enemies, terror acts, blockade or embargo; or,
3. Any law, order, proclamation, regulation, ordinance, demand or requirement of any government or any sub-division, authority or representative of any such government; or,

4. Any other acts whatsoever, whether similar or dissimilar to those enumerated, beyond the reasonable control of the parties hereto, but does not include lack of demand (except when lack of demand is due to a Force Majeure event, as described herein).

11. Product Development.

Southwall and SGSF commit to cooperate on mutual product and process development efforts, including: better solar properties, heatability, antenna, greater degrees of cross-curvature, and new products. SGSF agrees to consider all of SGS’s worldwide, new product needs in these joint activities.

Southwall has requested confidential treatment for the redacted portions of this agreement. Those portions have been filed separately with the Securities and Exchange Commission.

12. Confidentiality.

Each party (the “Receiving Party”) agrees that all inventions, trade secrets, know-how and ideas it obtains from the other party (the “Disclosing Party”) and all other business, operational, technical and financial information it obtains from such party is the confidential property of the Disclosing Party (“Proprietary Information”). Except as unambiguously allowed in other parts of this Agreement, the Receiving Party will hold in confidence, and not use or disclose any Proprietary Information and will similarly bind its employees in writing and enforce such agreements. The Receiving Party’s nondisclosure obligation will not apply to information it can document: (i) was already known to the Receiving Party without restriction prior to execution of the Agreement: (ii) is publicly available through no fault of the Receiving Party; or (iii) is required to be disclosed pursuant to a regulation or court order (but only to a minimum extent required to comply with such regulation of order) and upon 30 days prior notice to the other party. The Receiving Party understands that any breach of this Section 12 will result in irreparable injury to the Disclosing Party and that the Disclosing Party shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach by the Receiving Party. Such remedies shall not be deemed to be the exclusive remedy for such breach, but shall be in addition to all other available remedies at law or equity.

13. General Terms.

Any waivers or amendments shall be effective only if made in writing and signed by a representative or agent of the respective parties authorized to bind the parties. However, this Agreement shall be controlling over additional or different terms of any purchase order, confirmation, invoice or similar document, even if accepted in writing by both parties, and waivers and amendments will be effective only if made by non- preprinted agreements clearly understood by both parties to be an amendment or waiver. Any notice, report, approval or consent required or permitted hereunder shall be in writing, and will be deemed to have been duly given if delivered personally or mailed by first-class, registered or certified U.S. mail, postage prepaid to a party at its address as set forth herein. Any communication between the parties shall be in English. Any dispute arising out of or relating to this Agreement shall be resolved in accordance with the International Rules of Arbitration of the American Arbitration Association. The site of the Arbitration shall be in the United Kingdom. In addition to any award of damages, the prevailing party in any such arbitration shall be entitled to an award of its attorneys’ fees and expenses incurred in connection with the dispute. In any action or proceeding to enforce rights under this Agreement, the prevailing party will be entitled to recover costs and attorney’s fees. If any provisions of this Agreement is held to be illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement will otherwise remain in full force and effect and enforceable. The parties agree that this Agreement is the complete and exclusive statement of the mutual understanding of the parties, and supersedes and cancels all previous written and oral agreements and communications, with respect to the subject matter of this Agreement. Each party warrants and represents that this Agreement has been duly authorized by all necessary corporate action and that this Agreement has been duly executed by and constitutes a valid and binding Agreement of that party.

Accepted and Agreed to:

Thomas G. Hood Javier Fernandez
President & CEO Purchasing Director
Southwall Technologies Inc. Saint Gobain Sekurit International,
Palo Alto, CA On Behalf of Saint Gobain Sekurit, France
U.S.A. Paris, France
Date:	Date:

Southwall has requested confidential treatment for the redacted portions of this agreement. Those portions have been filed separately with the Securities and Exchange Commission.

APPENDIX A
PRICE SHEET, TERMS, WARRANTIES, and LIABILITIES
SAINT GOBAIN SEKURIT®
PRICE SCHEDULE: XIR® Film (Effective January 1, 2004)

XIR FILM TYPE	2004/2005 Quantity (xxxx m2) *		2005 Option 1 Additional Quantity (xxxx m2)**		2005 Option 2 Additional Quantity (xxxx m2)**		2005 Option 3 Additional Quantity (xxxx m2)**
Width & Source of XIR:	1.5m & 1.6m SEG	Standard Width SEG	1.5m & 1.6m SEG	Standard Width SEG	1.5m & 1.6m SEG	Standard Width SEG	1.5m & 1.6m SEG	Standard Width SEG
XIR75 (Blue and Green)	€xxx per m2	€xxx per m2	€xxx*** per m2	€xxx*** per m2	€xxx*** per m2	€xxx*** per m2	€6.28*** per m2	€xxx*** per m2
XIR 70 (2-mil)		€xxx per m2		€xxx*** per m2		€xxx*** per m2		€xxx*** per m2
XIR 70 (1-mil)		€xxx per m2		€xxx*** per m2		€xxx*** per m2		€xxx*** per m2

*                   A plus/minus tolerance of 5% is acceptable.

**            Only in addition to the +5% tolerance.

***     Prices become valid for total volumes shipped in 2005 if one of the options is exercised.

1.                 All prices are per square meter

2.                 SEG pricing is based on shipment terms of DDP Chantereine, France for 1 delivery per week, after which terms are Ex Works Grossrohrsdorf, Germany for additional shipments and/or shipments to Crown for encapsulation.

3.                 Shipments from SEG are 30 days net from date of invoice, priced in €/m2.

Shipment Lead Times	All changes to product mix for XIR® film are subject to a five (5) weeks for XIR-75 and seven (7) weeks for XIR-70 lead-time after receipt of request for change and need to be confirmed by Southwall.
Shipment Terms	DDP Chantereine, France for 1 weekly shipment, and Ex Works Grossrohrsdorf, Germany for additional shipments and/or shipments to Crown for encapsulation.
Payment Terms	Payment terms are open account, net thirty (30) days from date of invoice.
Buyer shall pay Southwall interest on the outstanding balance on all overdue accounts until paid in full at the rate per annum of U.S. Prime Rate plus three (3%) percent.
Film Splices	Credit will be given for splices at a rate of 7 m2/splice

Southwall has requested confidential treatment for the redacted portions of this agreement. Those portions have been filed separately with the Securities and Exchange Commission.

Governing Law and Legal Actions

Any dispute arising out of or relating to this Agreement shall be resolved in accordance with the International Rules of Arbitration of the American Arbitration Association. The site of the Arbitration shall be in the UK. In addition to any award of damages, the prevailing party in any such arbitration shall be entitled to an award of its attorneys’ fees and expenses incurred in connection with the dispute.

Warranties

Southwall warrants to SGSF that the Film, when shipped to SGSF by Southwall, will conform in all material respects to the Specifications. Such warranty does not apply to Film that (other than by Southwall) has been mishandled, mistreated, or used or maintained or stored other than in conformity with Southwall’s instructions.

Warranty Disclaimer

EXCEPT AS EXPRESSLY PROVIDED IN THE WARRANTIES SECTION ABOVE, SOUTHWALL MAKES NO WARRANTIES TO ANY PERSON WITH RESPECT TO THE FILM AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE AND NON-INFRINGEMENT.

Limited Liability

NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY SHALL BE LIABLE UNDER ANY SUBJECT MATTER OF THIS AGREEMENT OR UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY (A) FOR ANY AMOUNTS IN EXCESS IN THE AGGREGATE OF THE AMOUNTS PAID TO SOUTHWALL HEREUNDER DURING THE TWELVE MONTH PERIOD PRIOR TO THE DATE THE CAUSE OF ACTION AROSE OR (B) FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGE TO OR LOSS OF GOODWILL OR INVESTMENT), OR (C) FOR COST OF PROCUREMENT OF SUBSTITUTE GOODS. This section does not limit liability for the bodily injury of a person.

Southwall has requested confidential treatment for the redacted portions of this agreement. Those portions have been filed separately with the Securities and Exchange Commission.